Sub-Item 77Q(1):  Exhibits

Copies of any material amendments to the charter or by-laws

On September 16, 2011, the Board of Trustees of the Trust approved an amendment to the Trust's Amended and Restated
By-Laws. A copy of the Amended and Restated By-Laws is incorporated herein by reference to Exhibit (b) of Post-
Effective Amendment No. 58 to Registrant's Registration
Statement on Form N-1A filed with the SEC on December 9,
2011.

Copies of any new or amended investment advisory contracts

On August 19, 2011, the Trust and Driehaus Capital
Management LLC entered into a Letter Agreement with respect to Driehaus Emerging Markets Small Cap Growth
Fund, amending the terms of the Investment Advisory
Agreement dated September 25, 1996, as amended. A copy of the Letter Agreement is incorporated herein by reference to Exhibit (d)(x) of Post-Effective Amendment No. 58 to
Registrant's Registration Statement on Form N-1A filed with the SEC on December 9, 2011.

On August 22, 2011, the Trust and Driehaus Capital
Management LLC entered into an Expense Limitation
Agreement with respect to Driehaus Emerging Markets Small
Cap Growth Fund. A copy of the Expense Limitation
Agreement is incorporated herein by reference to Exhibit
(h)(xxii) of Post-Effective Amendment No. 58 to
Registrant's Registration Statement on Form N-1A filed with the SEC on December 9, 2011.